Exhibit 10.1

THIS AGREEMENT

is made on the

BETWEEN

[Lender]

Address: [address]

(the “Lender”);

AND

NEW RETAIL INTERNATIONAL PTE. LTD.

(COMPANY REGISTRATION NO. 201839754D)

Registered office at

18 Tampines Industrial Crescent #04-03 Space@Tampines Singapore 528605

(the “Borrower”).

CONVERTIBLE LOAN NOTE AGREEMENT FOR S$[*] (equivalent to US$[*])

THIS AGREEMENT is made on [date] between:

(1)	[Lender] (NRIC No. [*]) (the “Lender”), residing at [address].

(2)	NEW RETAIL INTERNATIONAL PTE. LTD. (COMPANY REGISTRATION NO.201839754D), a Company incorporated in Singapore and having its registered office at 18 Tampines Industrial Crescent #04-03 Space@Tampines Singapore 528605 (the “Borrower”)

WHEREAS:

The lender has agreed to provide a loan in the amount of US$[*] to the Borrower subject to the terms and conditions hereinafter contained.

WHEREBY IT IS AGREED as follows:

1.	DEFINITIONS

In this Agreement, unless the context requires otherwise:-

1.1	The following words and expressions shall have the following meanings:

“Business Day” means a day (other than a Saturday, Sunday or gazetted public holiday in Singapore) on which commercial banks are open for business in Singapore.

“Closing Date” shall have the meaning ascribed to it in Clause 2.3;

“Compulsory Conversion” has the meaning ascribed thereto in Clause 3.2;

“Conversion Date” means the date on which Compulsory Conversion occurs pursuant to Clause 3.2;

“Conversion Shares” means such Ordinary shares in the Borrower to be issued to the Lender, credited as fully paid, upon the occurrence of Compulsory Conversion in accordance with Clause 3;

“Convertible Loan” means a loan in the principal amount of US$[*] granted by the Lenders to the Borrower pursuant to this Agreement and which is convertible into Ordinary Shares on the terms and conditions set out herein;

“Convertible Loan Note” means a promissory note which documents the loan amount for each Lender, along with the Maturity Date.

“Fulfilment Date” means the date that all conditions precedent in Clause 2.1 have been fulfilled, and shall not in any event be later than thirty days after the date of this Agreement (or such other date as the parties hereto may agree in writing);

“Material Adverse Effect” means any material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor or of the Group taken as a whole;

(b)	the ability of any Obligor to perform its obligations under the Transaction Documents;

(c)	the validity, legality or enforceability of, or the rights or remedies of the Subscriber under, the Transaction Documents; or

(d)	the validity, legality or enforceability, or the effectiveness, priority or ranking, of any of the Transaction Security.

“Obligors” means the Issuer, and any other party to a Transaction Documents, and “Obligor” means any one of them.

“Final Conversion Date” means the Maturity Date OR the final date on which the Loan can be converted which shall be fourteen (14) Business Days before the submission of Form A1 to NASDAQ for listing or similar application for an initial public offering on a recognized stock exchange (the “IPO”), of shares in the Issuer or other holding companies of Borrow to be set up for the purpose of the IPO, whichever one is the earlier; and

“Maturity Date” means the date on which this Convertible Loan matures, and is 18 months from the funding date;

“Nominal Amount” means the notional face amount that is used to calculate payments made on the financial instrument;

“Ordinary Shares” means the ordinary shares in the capital of the Borrower;

“Preferred Shares” means the preferred shares in the capital of the Borrower;

“US Dollars” and the sign “US$” mean the lawful currency of the United States of America.

1.2	Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to closing and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced.

1.3	References to “Recitals”, “Clauses”, “Schedules” and “Appendices” are to recitals, clauses of, the schedules and the appendices to this Agreement and references to this “Agreement” shall mean this Agreement, the Schedules and the Appendices.

1.4	Any reference to “Closing” shall mean, unless the context otherwise requires, the closing of the extension of the Convertible Loan by the Lenders to the Borrower.

1.5	The headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

1.6	Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa, references to natural persons shall include bodies corporate, and the use of any gender shall include all genders.

1.7	Unless the context otherwise requires, any reference to “parties” shall refer to the Borrower and the Lender and “party” shall refer to any one of them, as the case may be.

1.8	References to any agreement or document including this Agreement shall include such agreement or document as amended, modified, varied or supplemented from time to time.

2.1	CONVERTIBLE LOAN

2.1	The Borrower shall issue, and the Lenders shall subscribe for US$[*] (“the Nominal Amount”) of convertible loan notes (“Notes”). Interest shall accrue on all the unpaid amounts on the Notes at 10% per annum (“Interest”).

2.2	The Convertible Loan constitutes the direct, unconditional and unsecured obligations of the Borrower subordinated in right of payment to all current and future indebtedness to banks and other financial institutions and pari passu with all the Borrower’s other present and future unsecured and subordinated indebtedness.

2.3	The Lenders agree to provide the Borrower with the Convertible Loan, by [date] (the “Closing Date”), by way of telegraphic transfer of S$[*] to:

Beneficiary Name:	New Retail International Pte. Ltd.
Beneficiary Address:	18 Tampines Industrial Crescent #04-03 Space@Tampines Singapore 528605
Bank Name:	[*]
Bank Address:	[*]
Account No:	[*]

2.4	The Borrower shall procure that the Existing Shareholders shall waive any and all rights of pre-emption which they have (or may have) with respect to the allotment and issue of the Conversion Shares to the Lenders, whether pursuant to the Memorandum or Articles of Association of the Borrower, by contract or otherwise.

2.5	The Lender may not sell, transfer or dispose of any of the Notes.

3	CONVERSION

3.1	The Convertible Loan shall be converted in accordance with this Clause 3. The shares in the Borrower issued or to be issued to the Lenders pursuant to a Compulsory Conversion (as defined below) shall hereinafter be called the “Conversion Shares”.

3.2	The Convertible Loan shall be compulsorily converted into Conversion Shares (“Compulsory Conversion”) upon the occurrence of either of the following events, whichever is earlier:

(a)	In the event the Borrower has successfully procure a listing on NASDAQ with USD$250,000,000 - USD$300,000,000 Market Capitalization (within the 18 months from the Closing Date), the loan, together with all accrued but unpaid Interest, shall convert to Conversion Shares, on the Conversion Date, all of the Convertible Loan based on the fixed valuation of US$120,000,000.

4.	REPAYMENT

4.1	Unless previously repaid or the Conversion Rights have been exercised pursuant to Clause 3, the loan shall, subject as otherwise provided in this Agreement, be repaid together with all interest accrued under this Agreement in full on the Maturity Date. There shall be no redemption of the loan before the Maturity Date.

4.2	On the Maturity Date, in the absence of a public listing, the Borrower will have to repay the Convertible loan amount to the lender with the interest of 10% per annum.

4.3	Prior to the Maturity Date, The Borrower may repay the loan at any point in time by notifying the Lender in writing and repaying the loan amount together with all accrued Interest.

5.	ONGOING UNDERTAKINGS BY THE COMPANY

The Borrower will notify the Lenders of the occurrence of any event of default (including an Event of Default under this Agreement) under any of its agreements in respect of borrowed money or otherwise immediately upon becoming aware of it and will from time to time on request deliver to the Lenders a certificate confirming that no event of default has occurred or setting out details of any event of default and the action taken or proposed to be taken to remedy it.

6.	WARRANTIES AND UNDERTAKINGS

6.1	The Borrower hereby represents, warrants and undertakes to the Lenders and their successors-in-title and assigns that:

6.1.1	it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

6.1.2	all actions, conditions and things required to be taken, fulfilled and done including, without limitation, (a) the obtaining of any necessary consents or licence or the making of any filing or registration in order to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement, and to ensure that those obligations are legally binding and enforceable and (b) for the issue of the Conversion Shares have been taken, fulfilled and done;

6.1.3	its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement, do not and will not violate, or exceed any power or restriction granted or imposed by (a) any law, regulation, authorisation, directive or order (whether or not having the force of law) to which it is subject, (b) its constitutive documents, where applicable or (c) any agreement or arrangement to which it is a party or which is binding on it or its assets;

6.1.4	its obligations under this Agreement are valid, binding and enforceable in accordance with their terms;

6.1.5	no liquidation, judicial management is current or pending or, so far as the Borrower is aware, threatened (a) to restrain the entry into, exercise of the rights under or performance or enforcement of or compliance with the obligations under this Agreement, or (b) which has or could have a material adverse effect on the Borrower; and

6.1.6	no steps have been taken by the Borrower nor have any legal proceedings been started or threatened for the dissolution of the Company or for the appointment of a receiver, trustee or similar officer of the Company or the assets of the Company.

6.2	If prior to closing, the Lenders shall find that any of the representations, warranties or undertakings on the part of the Borrower under this Agreement have not in any material respects been carried out or complied with or are otherwise untrue or incorrect in any material respects, the Lenders shall be entitled by notice in writing to the Borrower to (i) rescind this Agreement but failure to exercise this right shall not constitute a waiver of any other right of the Lenders or its successors-in-title or assigns arising out of any breach of representation, warranty or undertaking; or (ii) terminate this Agreement and thereupon all of the Lenders’ obligations under this Agreement shall cease.

In the event that the Lenders proceed with closing under this Agreement despite having actual knowledge of any breach of any representation, warranty or undertaking, such act of closing shall be deemed to be a waiver of such representation, warranty or undertaking. For the avoidance of doubt, the Lenders shall be entitled to attach such condition(s) as the parties may agree in respect of such waiver.

6.3	Rescission or termination of this Agreement under Clause 6.2 shall not extinguish any right to damages to which the parties or their successors-in-title or assigns may be entitled to in respect of a breach of this Agreement.

6.4	The representations and warranties given hereunder are valid down to and including the Closing Date but any antecedent breaches or causes of action accrued prior to or on the Closing Date in respect of any breach of such representations and warranties shall survive closing and conversion of the Convertible Loan into Conversion Shares. All undertakings given hereunder shall survive closing and conversion of the Convertible Loan into Conversion Shares.

7.	LENDER’S WARRANTIES

Each Lender represents and warrants to the Borrower as at the date of this Agreement as follows:

7.1	he has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and will continue to have such power and authority to execute and perform his obligations under this Agreement;

7.2	all necessary action has been taken to authorise his execution, delivery and performance of this Agreement; and

7.3	this Agreement constitutes the legal, valid and binding obligations of the Lender enforceable against him in accordance with its terms; and

7.4	his entry into, exercise of his rights and/or performance of or compliance with his obligations under this Agreement, do not and will not violate, or exceed any power or restriction granted or imposed by (a) any law, regulation, authorisation, directive or order (whether or not having the force of law) to which he is subject or (b) any agreement or arrangement to which he is a party or which is binding on him or his assets;

8.	TERMINATION

Termination of this Agreement and/or any party’s obligations under this Agreement shall not affect the obligations of each party under this Agreement as are intended of their nature or by their terms, to continue past termination; nor shall such termination relieve any party of any antecedent breaches of any terms and conditions of this Agreement.

10.	TIME OF THE ESSENCE

Time shall be of the essence of this Agreement, both as regards the times, dates and periods mentioned herein and as to any times, dates and periods which may, by agreement in writing between the Borrower and the Lender, be substituted for herein.

10.	COSTS AND EXPENSES

The Borrower shall bear reasonable legal costs incurred in the preparation, negotiation and execution of this Agreement and related documents.

11.	RELEASE AND INDULGENCE

Any liability to any party hereto may in whole or in part be released, compounded or compromised or time or indulgence given by that party in that party’s absolute discretion as regards any other party hereto under such liability without in any way prejudicing or affecting the first party’s rights against any other party or parties hereto under the same or a like liability whether joint and several or otherwise.

12.	NOTICES

12.1	All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post or by email, addressed to the intended recipient thereof at his or its address set out below (or to such other address as any party may from time to time notify the others in writing).

To the Borrower:

Name:	New Retail International Pte. Ltd
Address:	18 Tampines Industrial Crescent #04-03 Space@Tampines Singapore 528605
Attention:	Xue Bin, CEO
Email:	[*]

To the Lender:

Name:	[Lender]
Address:	[address]

12.2	Any such notice, demand or communication shall be deemed to have been duly served if given or made by email at the time that the recipient confirms reading the email or (if given or made by letter) seven Business Days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted or upon actual receipt by the intended recipient.

13.	PREVIOUS AGREEMENTS

13.1	This Agreement and the documents referred to herein are in substitution for all previous agreements relating to the subject matter of this Agreement, both written and oral, between all or any of the parties hereto and contain the whole agreement between the parties relating to the subject matter of this Agreement.

13.2	No amendment or variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

14.	FURTHER ASSURANCE

The Borrower will if reasonably requested by the Lenders do or procure the doing of all such acts and will execute or procure the execution of all such documents as may reasonably be necessary or desirable for giving full effect to this Agreement.

15.	REMEDIES

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

16.	ASSIGNABILITY

16.1	This Agreement shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party’s rights or obligations under this Agreement. Any reference in this Agreement shall be construed accordingly.

16.2	This Agreement, and all rights and obligations hereunder, are personal to the parties hereto and without the prior written consent of the other party, each party shall not assign, transfer or novate or attempt to assign, transfer or novate all or any of its rights or obligations hereunder to any third party.

17.	SEVERANCE

If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

18.	COUNTERPARTS

This Agreement may be signed in any number of counterparts and by the parties on separate counterparts, each of which when so executed shall be an original, but all counterparts shall together constitute one and the same document.

19.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

19.1	This Agreement is governed by, and shall be construed in accordance with, the laws of Singapore.

19.2	The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore in any matter or dispute arising under or in respect of this Agreement.

20.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce or enjoy the benefit of any term of this Agreement.

21.	CONFIDENTIALITY

The terms and conditions (hereinafter referred to collectively as the “Terms”), of this Agreement, all schedules attached hereto and thereto (collectively, the “Financing Agreements”) and the transactions contemplated by the Financing Agreements, including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

21.1	Each of the Parties agrees to keep strictly secret and confidential, and under no circumstances to disclose to any person or entity which is not a party hereto, any confidential information arising from or in connection with this Agreement unless disclosure of such information is expressly permitted by the prior written consent in writing of the other Parties.

21.2	Notwithstanding Clauses 21 and 21.1 above, the confidentiality obligation shall not apply to:-

(a)	any information obtained from any Party hereto which becomes generally known to the public, other than by reason of any wilful or negligent act or omission of any Party hereto or any of its agents, advisers, directors, officers, employees or representatives;

(b)	any information which is required to be disclosed pursuant to any applicable laws or to any competent governmental or statutory authority or pursuant to rules or regulations of any relevant regulatory, administrative or supervisory body (including, without limitation, any relevant stock exchange or securities council);

(c)	any information disclosed by any of the Parties to their respective bankers, financial advisers, consultants and legal or other advisers for the purposes of this Agreement; and

(d)	with respect to each Investor, without disclosing the identities of the other Investors or the terms of their respective investments in the Company without their consent, information relating to such Investor’s investment in the Company to third parties or to the public at its sole discretion and, if it does so, the other Parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first above written.

LENDERS

Signed by [Lender]

IC No. [*]

For and on behalf of

In the presence of:-

THE COMPANY

By:	/s/ Xue Bin
Name:	Xue Bin

NRIC No. [*]

For and on behalf of

New Retail International Pte. Ltd.

In the presence of:-